UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2009

Playboy Enterprises, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.02.	Results of Operations and Financial Condition.

As previously announced, in concert with the integration of its publishing and online businesses, Playboy Enterprises, Inc., or the Company, has moved the reporting of its online/mobile business from the Entertainment Group into the new Print/Digital Group, formerly the Publishing Group. The Print/Digital Group will focus on creating brand-consistent content that extends across print and digital platforms. As required by Financial Accounting Standards Board, or FASB, Statement of Financial Accounting Standards No. 131, “Disclosure about Segments of an Enterprise and Related Information,” the consolidated financial statements issued by the Company in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 reflect, and the consolidated financial statements issued by the Company in the future will reflect, this change in the Company’s reportable business segments, including reclassifications of all comparative prior period segment information.

In addition, effective January 1, 2009, the Company adopted FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” or FSP APB 14-1.  FSP APB 14-1 specifies that issuers of convertible debt instruments that may be settled in cash upon conversion should separately account for the liability and equity components of the instrument in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The Company adopted FSP APB 14-1 effective January 1, 2009 and applied FSP APB 14-1 retrospectively to all prior periods. In applying FSP APB 14-1, the Company reclassified $29.1 million of the carrying value of our 3.00% convertible senior subordinated notes due 2025, or convertible notes, and $1.2 million of the issuance costs related to the convertible notes to equity retroactive to the March 2005 issuance date. These amounts represent the equity component of the proceeds from the notes calculated assuming a 7.75% nonconvertible borrowing rate. The discount is being accreted to “Interest expense” and the debt issuance costs are being amortized to “Amortization of deferred financing fees” over a seven-year term, which represents the period beginning on the issuance date of the notes of March 15, 2005 and ending on the first put date of March 15, 2012. Accordingly, the Company recorded $4.0 million, $3.8 million, $3.5 million and $2.6 million of additional noncash interest expense and $0.3 million, $0.2 million, $0.3 million and $0.2 million of additional amortization of deferred financing fees, or $0.13, $0.12, $0.11 and $0.08 per basic and diluted share on a combined basis in 2008, 2007, 2006 and 2005, respectively.

Attached and incorporated herein by reference as Exhibit 99.1 is certain annual and quarterly financial information, presented on a basis that reflects the results of the above-mentioned change in the Company’s reportable business segments, including the reclassification of previously published segment data, and the adoption of FSP APB 14-1.

Item 7.01.	Regulation FD Disclosure.

The information set forth under Item 2.02 of this report is incorporated herein by reference.

The information set forth under “Item 2.02. Results of Operations and Financial Condition” and “Item 7.01. Regulation FD Disclosure,” including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Condensed Consolidated Statements of Operations (Unaudited).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2009	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Linda G. Havard
Linda G. Havard
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX
Exhibit
Number	Description

99.1	Condensed Consolidated Statements of Operations (Unaudited).